                                                                                                                                                           Exhibit 99.1

NICOLET BANKSHARES, INC. ENTERS INTO DEFINITIVE AGREEMENT WITH MID- WISCONSIN FINANCIAL SERVICES, INC. TO CREATE A $1.1 BILLION WISCONSIN-BASED COMMUNITY BANK

GREEN BAY and MEDFORD, WI.  (November 28, 2012) – Bob Atwell, Chairman and CEO of Nicolet Bankshares, Inc. (“Nicolet”), the parent company of Nicolet National Bank, and Dr. Kim Gowey, Chairman of Mid-Wisconsin Financial Services, Inc. (“MWFS”), the parent company of Mid-Wisconsin Bank (OTCBB: MWFS), are pleased to announce that the companies have entered into a definitive merger agreement.  The agreement provides for the merger of MWFS with and into Nicolet in a stock for stock transaction.  Following such merger, the parties intend to merge Mid-Wisconsin Bank with and into Nicolet National Bank, creating one of the largest community banks in Wisconsin.

Under the terms of the agreement, MWFS shareholders will receive 0.3727 shares of Nicolet common stock, subject to Nicolet’s right to pay cash in lieu of shares to certain MWFS shareholders who own a small number of shares of MWFS common stock.  Based on a share price of $16.50 for Nicolet, the implied transaction value is $10.2 million, valuing MWFS common stock at $6.15 per share.  Following the merger, MWFS shareholders will own approximately 16% of Nicolet.  The combined bank will operate under the Nicolet National Bank brand name and, based on September 30, 2012 financial data, will have total assets of approximately $1.1 billion and twenty two branches serving Northern Wisconsin.  Management anticipates that following the merger, Nicolet will be the sixth largest bank holding company based in Wisconsin.

Bob Atwell said, “This merger represents an important step in the growth of Nicolet.  Our objective is to build a community bank of sufficient size to flourish in all economic environments.  Size matters and our goal is to serve our customers for the long haul.”

Dr. Kim Gowey said, “We believe that combining with Nicolet Bank will deliver significant value for our shareholders, while allowing them to participate in ownership of a strong bank with increased scale.”

“This merger should provide an enhanced suite of products and services for our customers.  On behalf of the entire Mid-Wisconsin Board and management team, we thank our dedicated employees for their continued excellence in serving our customers,” said Scot Thompson, President and CEO of Mid-Wisconsin Bank.

“We have been talking about growth, both organic and through acquisitions, for a few years.  We have found the right partner in Mid-Wisconsin,” said Mike Daniels, President and COO of Nicolet National Bank.  “Our companies and cultures are very similar in that we bring the true essence of a community bank to our customers.”

The acquisition is subject to customary closing conditions, including receipt of regulatory approvals and approval by both companies' shareholders.  The transaction is expected to close in the second quarter of 2013.

                                                                                                                                                           Exhibit 99.1

About Nicolet National Bank

Nicolet National Bank is a full-service, customer-focused community bank providing a wide range of services from commercial and consumer banking to wealth management and retirement plan services.  Founded in Green Bay in 2000 by Bob Atwell, Mike Daniels and a local Board of Directors, Nicolet National Bank has been one of the fastest growing community banks in Wisconsin with assets of $666 million as of September 30, 2012.  Nicolet National Bank offers localized, knowledgeable decision making designed to create long-lasting relationships within the community.  More information can be found at www.nicoletbank.com

About Mid-Wisconsin Bank

Mid-Wisconsin Bank is a full-service community bank headquartered in Medford.  Mid-Wisconsin Bank serves north central Wisconsin through 11 branches delivering commercial and consumer banking to wealth management services with localized personal attention.  More information can be found at www.midwisc.com

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Nicolet will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Nicolet common stock to be issued to the shareholders of MWFS. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of MWFS and Nicolet in connection with their approval of the merger. In addition, each of Nicolet and MWFS may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, MWFS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when available, through the website maintained by the SEC at http://www.sec.gov . Free copies of the joint proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to Nicolet Bancshares, Inc. [Mike Daniels: 920.430.1400] or Mid-Wisconsin Financial Services, Inc. [Scot Thompson: 715.748.8300] or by accessing Nicolet’s website at www.nicoletbank.com or MWFS’ website at www.midwisc.com.  The information on Nicolet’s and MWFS’ websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

Nicolet and MWFS and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Nicolet and MWFS in connection with the merger. Additional information regarding the interests of these participants and other persons who may be demand participants in the new year may be obtained by reading the joint proxy/prospectus regarding the merger when it becomes available.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect”, “anticipate”, “intend”, “target”, “estimate”, “continue”, “positions”, “prospects”, “potential” “would”, “should”, “could” “will” or “may”. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and these statements, may not be

                                                                                                                                                           Exhibit 99.1

realized. Forward-looking statements speak only as of the date they are made and neither Nicolet nor MWFS has any duty to update forward-looking statements.

In addition to factors previously disclosed in MWFS’ reports filed with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; the receipt and timing of shareholder approvals; delays in closing the merger and the merger of the parties’ bank subsidiaries; difficulties, delays and unanticipated costs in integrating the merging organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction related issues; changes in asset quality and credit risk as a result of the merger; changes in customer borrowing, repayment, investment and deposit behaviors and practices; changes in interest rates, capital markets, and local economic and national economic conditions; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.

Contact Information

Jeff Gahnz at 920.430.1400

Bill Weiland at 715.748.8300